EX-99.906CERT

CERTIFICATION OF PRESIDENT AND TREASURER PURSUANT TO 18 U.S.C. SECTION

1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

Bo J. Howell, President, and Bryan W. Ashmus, Treasurer of Valued Advisers Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer	Treasurer and Principal Financial Officer
Valued Advisers Trust	Valued Advisers Trust

/s/ Bo J. Howell	/s/ Bryan W. Ashmus
Bo J. Howell	Bryan W. Ashmus

Date: 7/06/2017	Date: 7/06/2017

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Valued Advisers Trust and will be retained by Valued Advisers Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.